380 Polaris Parkway, Suite 400 Westerville, Ohio 43082 FOR IMMEDIATE RELEASE SYMBOL: MZTI February 11, 2026 TRADED: Nasdaq THE MARZETTI COMPANY CONTINUES HIGHER CASH DIVIDEND WESTERVILLE, Ohio, February 11 – The Marzetti Company (Nasdaq: MZTI) announced today that its Board of Directors has declared a quarterly cash dividend of $1.00 per common share, payable March 31, 2026 to shareholders of record on March 6, 2026. The quarterly cash dividend amount of $1.00 per share maintains the higher level set three months ago, which marked the company’s 63rd consecutive year of increased regular cash dividends. The Marzetti Company is one of only 12 U.S. companies with 63 straight years of regular cash dividend increases. CEO David A. Ciesinski said, “The dividend reflects the company’s continued strong financial position and will be the 251st consecutive quarterly cash dividend paid by the company since September 1963.” He noted that the indicated annual payout for the current fiscal year ending June 30, 2026 is $3.95 per share, up from the $3.75 per share paid in fiscal 2025. Common shares currently outstanding are approximately 27,423,000. Forward-Looking Statements We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope,” “indicated” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. MORE . . . Exhibit 99.2

PAGE 2 / THE MARZETTI COMPANY CONTINUES HIGHER CASH DIVIDEND Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include: • changes in our cash flow or use of cash in various business activities; and • risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations. ##### FOR FURTHER INFORMATION: Dale N. Ganobsik Vice President, Corporate Finance and Investor Relations The Marzetti Company Phone: 614/224-7141 Email: ir@marzetti.com